                           SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement
                                             [_]  Confidential, For Use of the
                                                  Commission Only (as Permitted
                                                  by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Under Rule 14a-12

                          DIGITAL INSIGHT CORPORATION
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:

         ---------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:

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

                           [LOGO OF DIGITAL INSIGHT]


                          DIGITAL INSIGHT CORPORATION
                               26025 Mureau Road
                          Calabasas, California 91302

                                                                   April 7, 2000

Dear Stockholder:

   On behalf of the Board of Directors and management of Digital Insight Corporation, we cordially invite you to attend the annual meeting of stockholders to be held on Thursday, May 11, 2000, at 10:00 a.m. (Pacific time) at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301.

   At the annual meeting, you will be asked to:

     1. elect two (2) Class I directors;

     2. ratify the appointment of PricewaterhouseCoopers LLP as our independent public accountants for the year ending December 31, 2000; and

     3. transact such other business as may properly come before the annual meeting or any adjournment thereof.

   These matters are described in the accompanying Notice of Annual Meeting and Proxy Statement.

   We have included a copy of our Annual Report to Stockholders and our report on Form 10-K with the Proxy Statement. We encourage you to read both the Annual Report and the 10-K. The 10-K includes our audited financial statements for the year ended December 31, 1999 as well as information about our operations, markets, products and services.

   It is important that your stock be represented at the meeting regardless of the number of shares you hold. You are encouraged to specify your voting preferences by marking the enclosed proxy card. Please then sign and date the proxy card and return it in the enclosed envelope whether or not you plan to attend the meeting. If you do attend and wish to vote in person, you may revoke your proxy at the meeting. If you plan to attend the meeting, please check the proxy card in the space provided. This will assist us with meeting preparations.

   Your vote is very important, and we appreciate your cooperation in considering and acting on the matters presented.

                                          Sincerely,

                                          /s/ John Dorman

                                          John Dorman
                                          Chairman, President and
                                           Chief Executive Officer

                          DIGITAL INSIGHT CORPORATION
                               26025 Mureau Road
                          Calabasas, California 91302
                                (818) 871-0000

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            To Be Held May 11, 2000

TO OUR STOCKHOLDERS:

   NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Digital Insight Corporation will be held on Thursday, May 11, 2000 at 10:00 a.m. (Pacific time) at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301, to consider and act upon:

     1. the election of two (2) Class I directors to our Board of Directors;

     2. a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for the fiscal year ending December 31, 2000; and

     3. such other business as may properly come before the annual meeting or any adjournment thereof.

   We have fixed the close of business on March 31, 2000, as the record date for the determination of our stockholders entitled to vote at the meeting.

                                        By Order of the Board of Directors,

                                        /s/ Kevin McDonnell

                                        Kevin McDonnell
                                        Secretary, Senior Vice President,
                                         Finance & Administration, and
                                         Chief Financial Officer

Calabasas, California
April 7, 2000

 To ensure that your shares are represented at the meeting, please complete, date and sign the enclosed proxy card and mail it promptly in the postage-paid envelope provided, whether or not you plan to attend the meeting. You can revoke your proxy at any time before it is voted.

                                PROXY STATEMENT
                                      FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                          DIGITAL INSIGHT CORPORATION
                            To Be Held May 11, 2000

   This Proxy Statement and the enclosed proxy are furnished by the Board of Directors of Digital Insight Corporation, a Delaware corporation, for use at the annual meeting of stockholders to be held on May 11, 2000 at 10:00 a.m. (Pacific time), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying notice of annual meeting. The annual meeting will be held at the Radisson Hotel, 30100 Agoura Road, Agoura Hills, California 91301. Our principal executive offices are located at 26025 Mureau Road, Calabasas, California 91302, and our telephone number is (818) 871-0000. We intend to mail this Proxy Statement and the accompanying proxy card on or about April 7, 2000, to all stockholders entitled to vote at the annual meeting.

Voting

   Only holders of record of our common stock at the close of business on March 31, 2000 will be entitled to notice of and to vote at the annual meeting. At the close of business on March 31, 2000, 23,066,783 shares of our common stock were outstanding and entitled to vote at the meeting. The common stock is the only class of our stock that is outstanding and entitled to vote at the annual meeting. Each share of common stock entitles the holder thereof to one vote on each matter to be voted on at the annual meeting.

   Any stockholder who signs and returns a proxy has the power to revoke it at any time before it is exercised by providing written notice of revocation to the Secretary of the company or by filing with the Secretary of the company a proxy bearing a later date. The holders of a majority of the total shares of common stock outstanding on the record date, whether present at the annual meeting in person or represented by proxy, will constitute a quorum for the transaction of business at the annual meeting. The shares held by each stockholder who signs and returns the enclosed form of proxy will be counted for the purposes of determining the presence of a quorum at the meeting, whether or not the stockholder abstains on any matter to be acted on at the meeting. Abstentions and broker non-votes both will be counted toward fulfillment of quorum requirements. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner.

   The purpose of the annual meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed form of proxy provides a means for a stockholder to vote for, vote against or abstain from voting on each matter to be acted upon at the annual meeting. The enclosed form of proxy also provides a means for a stockholder to vote for all of the nominees for director listed thereon or to withhold authority to vote for one or more of such nominees. Directors are elected by a plurality of the votes cast. The nominees receiving the highest number of affirmative votes (up to the number of directors to be elected) are elected. Votes against a nominee or votes withheld (including broker non-votes) will not be counted in computing a plurality and thus will have no effect on the results of the election of such nominees.

   Each proxy will be voted in accordance with the stockholder's directions. The affirmative vote of a majority of the shares of common stock present in person or represented by a proxy and entitled to vote on Proposal Two set forth in the accompanying Notice of Annual Meeting is required for the approval of such proposal. Approval of any other matters as may properly come before the meeting also will require the affirmative vote of a majority of the shares of common stock present in person or represented by a proxy and entitled to vote at the meeting. With respect to broker non-votes, the shares will not be considered present at the meeting for the proposal to which authority was withheld. Consequently, broker non-votes will not be counted with regard to the proposal, but they will have the effect of reducing the number of affirmative votes required to approve the proposal, because they reduce the number of shares present or represented from which a majority is calculated.

   When the enclosed proxy card is properly signed and returned, the shares which it represents will be voted at the annual meeting in accordance with the instructions noted thereon. In the absence of such instructions, the shares represented by a signed proxy will be voted FOR the nominees identified in this Proxy Statement for election to the Board of Directors, and FOR the approval of Proposal Two.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS

Introduction

   At the annual meeting, two directors are to be elected for three-year terms. Our Board is divided into three classes, and each member serves for a staggered three-year term. The Board is currently comprised of one Class I director (Brady L."Tripp" Rackley III), two Class II directors (Paul Fiore and John Jarve) and three Class III directors (John Dorman, James McGuire and Robert North). At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third annual meeting following election. The terms of the initial Class I directors, Class II directors and Class III directors will expire upon the election and qualification of successor directors at the 2000, 2001 and 2002 annual meeting of stockholders, respectively.

   Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board of Directors may select. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that either nominee will be unable to serve.

   The Board of Directors recommends a vote "FOR" each named nominee.

Nominees, Incumbent Directors and Executive Officers

   The following sets forth certain information regarding the two nominees, the five incumbent directors whose terms will continue following the annual meeting and the executive officers.

 Nominees for Class I Directors

   Brady L. "Tripp" Rackley III. Mr. Rackley has served as Vice Chairman of the Board of Directors of Digital Insight since February 2000, following the acquisition of nFront, Inc. Mr. Rackley, 29, was the founder of nFront and served as its Chairman of the Board and Chief Executive Officer since its inception in 1996. Prior to forming nFront, Mr. Rackley served as Chief Operating Officer of LeapFrog Technologies, Inc., a software development company, from October 1995 until February 1996, and as Vice President, Development of Systeme Corp., a software development company, from December 1992 until September 1995. Mr. Rackley graduated from Georgia Institute of Technology with an industrial engineering degree and has post-graduate studies in business and human computer interface at the University of Central Florida. Mr. Rackley is also a member of the Board of the Alexander-Tharpe Foundation Inc., a non-profit corporation that raises money for scholarships for Georgia Tech student-athletes, and a member of the Board of Advisors of Georgia Tech's School of Industrial and Systems Engineering.

   Kevin McDonnell. Mr. McDonnell has been nominated to be elected as a new director of Digital Insight. Mr. McDonnell, 38, has served as Senior Vice President, Finance & Administration of Digital Insight since February 2000 and as Chief Financial Officer and Secretary since joining Digital Insight in March 1999. Prior to joining Digital Insight, Mr. McDonnell was Executive Vice President and Chief Financial Officer for Rockford Industries, a specialty finance company, from July 1997 to February 1999. From October 1995 to July 1997, Mr. McDonnell served as Vice President and Chief Financial Officer for Printrak International, a provider of automated fingerprint identification systems. From October 1992 to October 1995, Mr. McDonnell served as Vice President and Chief Financial Officer of Mobile Technology, Inc., a medical services company. Mr. McDonnell has a BA degree in business administration from Loyola Marymount University and a JD degree from Loyola Law School.

 Incumbent Class II Directors (Terms expire in 2001)

   Paul Fiore. Mr. Fiore is a co-founder of Digital Insight and has served as its Executive Vice President, New Ventures since February 2000, as its Executive Vice President from October 1998 to February 2000, and as a director since March 1997. From March 1997 to October 1998, Mr. Fiore, 35, was President of Digital Insight and from July 1995 to March 1997, Mr. Fiore served as President of Digital Insight LLC, the predecessor of Digital Insight. Prior to co-founding Digital Insight LLC, Mr. Fiore was Vice President, Strategy & Plans for XP Systems, a provider of turnkey data processing solutions for credit unions, from March 1994 to July 1995. Before joining XP Systems, Mr. Fiore was Vice President and Chief Financial Officer for AT&T Employees Federal Credit Union from October 1989 to March 1994. Prior to joining AT&T, Mr. Fiore was a financial analyst for Lehman Brothers. Mr. Fiore graduated from New York University with a BS degree in management and finance.

   John Jarve. Mr. Jarve has been a director of Digital Insight since March 1997. He is a general partner and managing director of Menlo Ventures, a venture capital firm, where he has been employed since 1985. Mr. Jarve, 44, currently serves as a director of iBasis, Inc. and several privately held companies, and also as a trustee of the Massachusetts Institute of Technology. Mr. Jarve holds BS and MS degrees in electrical engineering from the Massachusetts Institute of Technology and an MBA from the Graduate School of Business at Stanford University.

 Incumbent Class III Directors (Terms expire in 2002)

   John Dorman. Mr. Dorman has been Digital Insight's President and Chief Executive Officer and a director since October 1998. Mr. Dorman was appointed Chairman of the Board in June 1999. Prior to his appointment as Digital Insight's President and Chief Executive Officer, Mr. Dorman, 49, was Senior Vice President for Oracle Worldwide Financial Services from August 1997 to October 1998. Prior to joining Oracle, Mr. Dorman was founder, President, and Chief Executive Officer of Treasury Services Corporation, known as TSC, a provider of management information solutions to the financial services industry, from 1983 to 1997. TSC was sold to Oracle in 1997. Prior to serving at TSC, Mr. Dorman spent 11 years in the banking industry as a senior financial executive for Union Bank of California. Mr. Dorman holds a BA degree in business administration and philosophy from Occidental College and an MBA in finance from the University of Southern California.

   James McGuire. Mr. McGuire has been a director of Digital Insight since March 1997 and served as Chairman of the Board from its inception until June 1999. Mr. McGuire, 56, has served as President of NJK Holding Corporation, an investment company, since 1992. Mr. McGuire currently serves as a director for Sylvan Learning Systems, a provider of educational services. Mr. McGuire holds a BA degree in finance from the University of Notre Dame.

   Robert North. Mr. North has been a director of Digital Insight since June 1997. Mr. North, 64, is currently Chairman of the Board of HNC Software, a provider of predictive software solutions, and served as the Chief Executive Officer of HNC Software from 1987 to January 2000. Mr. North is also a director of Peerless Systems, a provider of software-based embedded imaging systems, and Abacus Direct, a provider of information products and marketing research services. Mr. North holds BS and MS degrees in electrical engineering from Stanford University.

 Executive Officers

   In addition to the directors and individuals nominated for director above who are also executive officers of Digital Insight, the following individuals presently serve as our executive officers:

   Meheriar Hasan. Mr. Hasan has served as Senior Vice President, Product Management & Engineering of Digital Insight since February 2000 and as Vice President, Product Management from July 1999 to February 2000. Prior to joining Digital Insight, Mr. Hasan, 41, was Senior Vice President, Strategic Marketing for

Transamerica Corporation from June 1996 to July 1999. Prior to joining Transamerica, Mr. Hasan served as Director of Consulting for TSC, a provider of management information solutions to the financial services industry, from November 1994 to June 1996. Prior to joining TSC, Mr. Hasan served in a variety of management roles for American Savings Bank from November 1986 to November 1994. Mr. Hasan holds a BA in Economics and an MS in Finance from the University of Arizona.

   Daniel Jacoby. Mr. Jacoby is a co-founder of Digital Insight and has served as its Vice President, New Ventures Technology since February 2000, and as its Vice President and Chief Technology Officer from March 1997 to February 2000. From July 1995 to March 1997, Mr. Jacoby, 34, served as Chief Technology Officer of Digital Insight LLC. Prior to co-founding Digital Insight in 1995, Mr. Jacoby served in various technical and managerial positions for XP Systems from February 1989 to June 1995. Mr. Jacoby holds a BS degree in biomechanical engineering from the University of California, San Diego.

   Steven Reich. Mr. Reich has served as Senior Vice President, Sales & Marketing of Digital Insight since February 2000, and as Vice President, Sales & Marketing from May 1998 to February 2000. Prior to joining Digital Insight, Mr. Reich, 40, served as a management consultant and spent ten years from 1987 to 1997 with TSC, a provider of management information solutions to the financial services industry, in a variety of management roles, most recently as Vice President of Sales and Marketing. Before joining TSC, Mr. Reich worked at the consulting firm of Kaplan Smith and Associates as a Senior Consulting Associate. He holds a BS degree in business administration from Arizona State University and an MBA from Claremont Graduate School.

   Stephen Zarate. Mr. Zarate has served as Senior Vice President, Operations of Digital Insight since February 2000 and as Chief Information Officer since joining Digital Insight in March 1999. Prior to joining Digital Insight, Mr. Zarate, 53, was Chief Information Officer for PeopleSoft from June 1993 to March 1999, where he was responsible for the company's worldwide internal applications, communications, infrastructure and technology. Prior to joining PeopleSoft, Mr. Zarate was the Managing Director of Golden Gate Bank from October 1988 to April 1993. Mr. Zarate has a BA degree in political science and history from San Francisco State University.

Meetings and Compensation of Directors

   During the fiscal year ended December 31, 1999, there were 7 meetings of our Board of Directors. We do not pay any compensation to directors for serving in that capacity. Directors are reimbursed for all reasonable expenses incurred by them in attending Board and committee meetings. The Board of Directors has the discretion to grant options and rights to directors under its 1997 and 1999 stock plans. Employee directors are also eligible to participate in our employee stock purchase plan.

Committees of the Board of Directors

   There are two standing committees of our Board of Directors: the compensation committee and the audit committee.

   The compensation committee consists of Messrs. Jarve, McGuire and North. The compensation committee makes recommendations regarding our stock option plans and all matters concerning executive compensation. The compensation committee, which was established in June 1999, held 2 meetings during the fiscal year ended December 31, 1999.

   The audit committee consists of Messrs. McGuire and North. The audit committee approves our independent auditors, reviews the results and scope of annual audits and any other accounting-related services, and evaluates our internal controls. The compensation committee, which was established in June 1999, held 1 meeting during the fiscal year ended December 31, 1999.

                             EXECUTIVE COMPENSATION

   The following table sets forth information concerning the compensation earned during the fiscal year ended December 31, 1999 by our Chief Executive Officer and each of our other four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended December 31, 1999.

                           Summary Compensation Table
               for Fiscal Years Ended December 31, 1999 and 1998

                                                       Long-Term
                                                      Compensation
                                          Annual         Awards
                                       Compensation   ------------
                         Fiscal Year  ---------------  Securities   All Other
Name and Principal          Ended     Salary   Bonus   Underlying  Compensation
Position(1)              December 31,   ($)     ($)   Options (#)     ($)(2)
------------------       ------------ ------- ------- ------------ ------------
John Dorman(3)..........     1999     225,000 123,751       --         627
 Chairman, Chief             1998      56,250  28,125   690,000        157
 Executive Officer and
 President
Stephen Zarate(4).......     1999     145,833  96,251   286,285        627
 Senior Vice President,      1998         --      --        --         --
 Operations and Chief
 Information Officer
Kevin McDonnell(5)......     1999     130,625  90,751   115,000        627
 Senior Vice President,      1998         --      --        --         --
 Finance &
 Administration, Chief
 Financial Officer and
 Secretary
Steven Reich(6).........     1999     150,000  82,500       --         627
 Senior Vice President,      1998      96,635  25,000   115,000        366
 Sales & Marketing
Paul Fiore(7)...........     1999     145,000  79,751       --         616
 Executive Vice              1998     140,000  20,000       --         616
 President, New Ventures
 and Co-Founder

--------
(1) This table excludes information for Brady L. "Tripp" Rackley III, Vice Chairman, who joined Digital Insight in February 2000, and for Meheriar Hasan, Senior Vice President, Product Management & Engineering, who joined Digital Insight in July 1999. Mr. Rackley's annualized salary for 2000 is $215,000. Mr. Hasan's annualized salary for 1999 was $180,000. Mr. Hasan was also granted an option to purchase 90,000 shares in 1999.
(2) Consists of premiums paid by Digital Insight for term life insurance.
(3) Mr. Dorman joined Digital Insight in October 1998. His annualized salary for 1998 was $225,000.
(4) Mr. Zarate joined Digital Insight in March 1999. His annualized salary for 1999 was $175,000.
(5) Mr. McDonnell joined Digital Insight in March 1999. His annualized salary for 1999 was $165,000.
(6) Mr. Reich joined Digital Insight in May 1998. His annualized salary for 1998 was $150,000.
(7) Mr. Fiore served as Digital Insight's President from inception until October 1998.

Option Grants in Last Fiscal Year

   The table below sets forth stock option and stock purchase rights granted to each of the executive officers named in the Summary Compensation Table during the fiscal year ended December 31, 1999. A total of 491,285 options and stock purchase rights were granted in 1999 under our 1997 Stock Plan and 1999 Stock Plan. No stock appreciation rights were granted in 1999.

   Options and stock purchase rights were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board of Directors, on the date of grant. In making this determination prior to our initial public offering, the Board considered a number of factors, including:

  . Digital Insight's historical and prospective future revenue and profitability;

  . Digital Insight's cash balance and rate of cash consumption;

  . the development and size of the market for Digital Insight's products;

  . the status of Digital Insight's financing activities;

  . the stability and tenure of Digital Insight's management team; and

  . the breadth of Digital Insight's product offerings.

   The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Securities and Exchange Commission and do not reflect our projections or estimates of future stock price growth.

                                                                              Potential Realizable
                            Individual Grants                                   Value at Assumed
                         ------------------------                             Annual Rates of Stock
                         Number of   Percent of                                       Price
                         Securities Total Options                               Appreciation for
                         Underlying  Granted to                                    Option Term
                          Options   Employees in  Exercise or Base Expiration ---------------------
Name                      Granted    Fiscal Year  Price ($/share)     Date     5% ($)     10% ($)
----                     ---------- ------------- ---------------- ---------- --------- -----------
John Dorman.............      --          --             --             --          --          --
Stephen Zarate..........  286,285       25.54%         $2.25        3/30/09   $ 405,097 $ 1,026,595
Kevin McDonnell.........  115,000       10.26%         $2.25        3/30/09   $ 162,726 $   412,381
Steven Reich ...........      --          --             --             --          --          --
Paul Fiore..............      --          --             --             --          --          --

Aggregated Option Exercises in Last Fiscal Year and Year-End Option Values

   The following table sets forth, for each of the executive officers named in the Summary Compensation Table, certain information concerning the number and value of shares acquired upon exercise of stock options and stock purchase rights in 1999, as well as the number of shares subject to both exercisable and unexercisable stock options at December 31, 1999. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the closing price of our common stock on December 31, 1999.

                                                           Number of
                                                     Securities Underlying   Value of Unexercised In-
                                                    Unexercised Options at     the-Money Options at
                            Shares                    Fiscal Year-End (#)       Fiscal Year-End ($)
                         Acquired on     Value     ------------------------- -------------------------
Name                     Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ------------ ----------- ------------- ----------- -------------
John Dorman.............   115,000        $ 0        167,708      407,292    $6,310,014   $15,324,362
Stephen Zarate..........       --          --            --       286,285           --    $10,413,617
Kevin McDonnell.........       --          --            --       115,000           --    $ 4,183,125
Steven Reich............       --          --         16,770       69,480    $  639,356   $ 2,648,925
Paul Fiore..............       --          --            --           --            --            --

--------
(1) In February 1999, John Dorman, our Chairman, Chief Executive Officer and President, exercised a stock purchase right to purchase an aggregate of 115,000 shares of common stock at a price of $1.00 per share. The fair market value of such shares at the time of exercise was $1.00 per share.

Employment Agreements and Change of Control Agreements

   As of December 31, 1999, John Dorman, our Chairman, Chief Executive Officer and President, had an outstanding option to purchase 575,000 shares of common stock. Under the terms of Mr. Dorman's option agreement with Digital Insight, 25% of the shares subject to the option vested on October 13, 1999 and 1/48 of the shares vest at the end of each calendar month thereafter, provided that 50% of the then unvested portion of the option shall accelerate and immediately vest if a change in control of Digital Insight occurs. As of December 31, 1999, 167,708 shares were vested under this option.

   Three of our current executive officers, Kevin McDonnell (our Senior Vice President, Finance & Administration, Chief Financial Officer and Secretary), Meheriar Hasan (our Senior Vice President, Product Management & Engineering), and Stephen Zarate (our Senior Vice President, Operations and Chief Information Officer), were hired in 1999 and have been granted options to purchase shares of our common stock. Under the terms of each of their option agreements, 50% of the then unvested portion of the options will accelerate and immediately vest if a change in control of Digital Insight occurs. As of December 31, 1999, none of the shares subject to these options were vested.

Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16(a) of the Securities Exchange Act 1934 requires the our directors and executive officers and persons who own beneficially more than 10% of our common stock to file reports of ownership and changes in ownership of such stock with the Securities and Exchange Commission. To our knowledge, based solely on review of copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to the directors, executive officers and greater than 10% beneficial owners were complied with by such persons.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION+

   The purpose of the compensation committee is to oversee compensation of our directors, officers, and key employees. The committee's policy is to ensure that compensation programs contribute directly to our success, including enhanced share value. The compensation committee is comprised of three outside directors: Messrs. Jarve, McGuire and North.

Executive Compensation Policies and Programs

   Our executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize stockholder investment by achieving strategic company goals. There are three basic components to our executive compensation program: base pay, annual incentive bonus, and long-term, equity-based incentive compensation in the form of stock options. Each component is established in light of company and individual performance, compensation levels at comparable companies, equity among employees, and cost effectiveness. In addition, employees are eligible to participate in our 401(k) plan and certain insurance plans. All employees are also eligible to participate in the company's Employee Stock Purchase Plan.

Senior Management Compensation Philosophy

   We believe our success is greatly influenced by the caliber of our employees. Our compensation program for senior management is designed to attract, motivate and retain a highly skilled, professional and dedicated work force. Our senior management compensation program consists of:

  .Base salary compensation tied to prevailing industry compensation practices.

  .Annual merit and incentive pay compensation (bonuses) primarily related to the company's and manager's performance for the previous fiscal year.

  .Long-term incentive compensation in the form of stock options, restricted stock and stock purchase rights directly tied to increasing stockholder value. This component of compensation can be highly volatile because it is directly related to company performance.

   Our objective is for the base salary, annual merit and incentive compensation and long-term incentive compensation of senior management to approximate the median levels for an industry comparison group consisting primarily of other providers of Internet banking with whom we compete for executive talent. From year to year, however, relative compensation levels may vary due largely to variances in individual and company performance.

 Base Pay

   Base pay is designed to be competitive as compared to salary levels for equivalent positions at comparable companies. An executive's actual salary within this competitive framework will depend on the individual's performance, responsibilities, experience, leadership, and potential future contribution. Base pay is determined in a way that allows a significant percentage of compensation to be earned through incentive programs: the more senior the executive, the larger the percentage of compensation payable through incentive programs.

--------
+ The Compensation Committee Report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filings of Digital Insight pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Digital Insight specifically incorporates the Compensation Committee Report by reference therein. The report shall not be deemed soliciting material or otherwise deemed filed under either such Act.

 Annual Merit And Incentive Bonus

   In addition to base pay, each executive is eligible to receive an annual cash bonus based on a mix of the company's and the executive's performance. Performance targets are intended to motivate our executives by providing bonus payments for the achievement of specific financial goals within our business plan. Bonuses were paid to all named executive officers with respect to fiscal 1999 performance.

 Long-Term, Equity-Based Incentive Compensation

   The long-term, equity-based compensation program is tied directly to stockholder return. Long-term incentive compensation consists of stock options that generally do not fully vest until after four years and are exercisable only if an executive is then an employee of Digital Insight. Stock options are awarded with an exercise price equal to the fair market value of the common stock on the date of grant. Accordingly, an executive is rewarded only if our stockholders receive the benefit of appreciation in the price of the common stock. Because long-term options vest over time, we periodically grant new options to provide continuing incentives for future performance. The size of periodic option grants is a function of the breadth of an executive's scope of accountability, recent performance as determined by the compensation committee, and other factors.

   For the year ended December 31, 1999, we granted options to purchase 286,285, 115,000 and 90,000 shares to Stephen Zarate, Kevin McDonnell and Meheriar Hasan, respectively. These options were granted under the commitments made to the individuals in their offers of employment and were granted upon the commencement of their employment with Digital Insight. Mr. Dorman did not receive options in 1999. For 2000, the compensation committee intends to grant options to all employees based upon the company's achievement of planned objectives and the committee's assessment of the individual's contribution to the company's performance.

Savings and Investment Plan; Benefits

   We maintain a 401(k) Savings Plan, which is funded by elective salary deferrals by employees. The Savings Plan covers executive officers and substantially all employees meeting minimum eligibility requirements. The Savings Plan allows Digital Insight to make matching contributions, in amounts determined by the company, to an employee's deferrals and provides for additional discretionary contributions by Digital Insight. Through December 31, 1999, the company had not made any matching or additional discretionary contributions under the Savings Plan. In addition, we provide medical and other miscellaneous benefits to our officers.

Annual Reviews

   Each year the compensation committee reviews its executive compensation policies and programs and determines what changes, if any, are appropriate for the following year. In addition, the compensation committee reviews the performance of the Chief Executive Officer and, with the assistance of the Chief Executive Officer, the individual performance of the other executive officers. The committee makes recommendations to the Board of Directors for final approval of all material compensation matters.

Compensation of the Chief Executive Officer

   The compensation committee annually reviews the performance and compensation of the Chief Executive Officer based on the assessment of his past performance and its expectation of his future contributions to the company's performance. John Dorman has served as our Chief Executive Officer since October 1998. For the year ended December 31, 1999, Mr. Dorman's compensation plan included a base salary of $225,000 and a bonus based on the company's achievement of the specified targets for the three measurement criteria for 1999 described above. Since the company exceeded such targets, and it was believed that Mr. Dorman and the rest of the executive officers made strong contributions to the growth of the company and the completion of the company's initial public offering, Mr. Dorman received a bonus of $123,751 for 1999. The compensation committee believes that Mr. Dorman's total compensation for 1999 was below the average total cash compensation paid to chief executive officers by comparable companies. Mr. Dorman's base salary for 2000 is $300,000. Mr. Dorman did not receive any options or other equity-based incentives during 1999. Mr. Dorman will be entitled to receive options during 2000, depending upon the compensation committee's assessment of his performance and the company's achievement of specified objectives.

Tax Deductibility of Executive Compensation

   Section 162(m) of the Internal Revenue Code of 1986, as amended, should not affect the deductibility of compensation paid to our executive officers for the foreseeable future. The majority of the options available for grant under the 1997 and 1999 Stock Plans will comply with Section 162(m), so that compensation resulting from these stock options will not be counted toward the $1,000,000 limit on deductible compensation under Section 162(m). The compensation committee has not formulated any policy with respect to qualifying other types of compensation for deductibility under Section 162(m).

                     Members of the Compensation Committee:

                                   John Jarve
                                 James McGuire
                                  Robert North

Compensation Committee Interlocks and Insider Participation

   The compensation committee consists of Messrs. Jarve, McGuire and North, none of whom is an employee of Digital Insight. None of our executive officers serves as a director or member of the compensation committee or other board committee performing equivalent functions of another entity that has one or more executive officers serving on the Board of Directors or compensation committee of Digital Insight.

                            STOCK PERFORMANCE GRAPH*

   The following line-graph provides a comparison of the cumulative total stockholder return on our common stock for the period from October 1, 1999, the date of our initial public offering, through December 31, 1999, against the cumulative stockholder return during such period achieved by the Nasdaq Stock Market (U.S. Companies) and the Chase H&Q Technology Index. All amounts have been calculated as if all dividends were reinvested.


Measurement Period           DIGITAL         NASDAQ                CHASE H & Q
(Fiscal Year Covered)        INSIGHT, INC.   STOCK MARKET (U.S.)   TECHNOLOGY
-------------------          -------------   -------------------   -----------
10/01/99                     $100           $100                  $100
12/31/99                     $242.50        $147.82               $163.08

                              CERTAIN TRANSACTIONS

Equity Transactions

   In March 1997, we sold an aggregate of 1,111,100 shares of our Series A preferred stock at a price per share of $2.70 and issued warrants to purchase up to 763,450 shares of Series B preferred stock. These warrants were exercisable for an exercise price per share of $3.93 and have since expired unexercised. In February 1998, we sold an aggregate of 2,305,475 shares of our Series B preferred stock at a price per share of $3.47. In May 1999, we sold an aggregate of 844,036 shares of our Series C preferred stock at a price per share of $10.00. All shares of these series of preferred stock were converted into shares of common stock upon consummation of our initial public offering in October 1999. Listed below are those directors, executive officers and stockholders who beneficially own 5% or more of our securities who participated in these financings. We believe that the shares issued in these transactions were sold at the then fair market value and that the terms of these transactions were no less favorable than we could have obtained from unaffiliated third parties.

                                   Series A  Series B  Series C
                                   Preferred Preferred Preferred Aggregate Cash
Stockholder                          Stock     Stock     Stock   Consideration
-----------                        --------- --------- --------- --------------
Entities affiliated with Menlo
 Ventures(1).....................  1,111,100   864,553  400,000    $9,999,969
HarbourVest Partners V-Direct
 Fund, L.P.......................        --  1,440,922  101,328     6,013,280
Nasser J. Kazeminy and affiliated
 entities(2).....................        --        --   171,669     1,716,690
Edward Harris....................        --        --    61,039       610,390
John Dorman......................        --        --    40,000       400,000
Stephen Zarate...................        --        --    30,000       300,000
Paul Fiore.......................        --        --    10,000       100,000
Daniel Jacoby....................        --        --    10,000       100,000
Kevin McDonnell..................        --        --    10,000       100,000
Steven Reich.....................        --        --    10,000       100,000

--------
(1) Consists of shares purchased by Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. John Jarve, a director of Digital Insight, is a managing member of MV Management VII, LLC, the general partner of Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. Mr. Jarve disclaims beneficial ownership of the shares held by these funds, except to the extent of his proportionate pecuniary interest therein.
(2) Consists of shares purchased by Nasser J. Kazeminy, The Nasser J. Kazeminy Irrevocable Trust and Yvonne P. Kazeminy-Mofrad Irrevocable Trust. Mr. Kazeminy is co-trustee of the Nasser J. Kazeminy Irrevocable Trust and Yvonne P. Kazeminy-Mofrad, the wife of Nasser J. Kazeminy, is the co-trustee of the Yvonne P. Kazeminy Irrevocable Trust. Mr. Kazeminy has shared voting authority with a co-trustee for the trust in his name. Mr. Kazeminy does not hold voting or dispositive authority over the shares held by the Yvonne P. Kazeminy Irrevocable Trust. Mr. Kazeminy disclaims beneficial ownership of the shares held by these trusts.

Stock Purchase Rights

   In October 1997, Paul Fiore, Executive Vice President, New Ventures, a director and a co-founder of Digital Insight, exercised a stock purchase right to purchase an aggregate of 309,250 shares of common stock and entered into a restricted stock purchase agreement with respect to this exercise. Mr. Fiore paid the $.30 exercise price per share for these shares by delivery of a full-recourse promissory note bearing interest at the rate of 7.0% per annum. The note is secured by the shares of common stock purchased by Mr. Fiore. As of December 31, 1999, $107,575 in unpaid principal and interest was outstanding in the aggregate under the note.

   In October 1997, Daniel Jacoby, Vice President, New Ventures Technology and a co-founder of Digital Insight, exercised a stock purchase right to purchase an aggregate of 309,250 shares of common stock and entered into a restricted stock purchase agreement with respect to this exercise. Mr. Jacoby paid the $.30 exercise price per share for these shares by delivery of a full- recourse promissory note bearing interest at the rate of 7.0% per annum. The note is secured by the shares of common stock purchased by Mr. Jacoby. As of December 31, 1999, $107,575 in unpaid principal and interest was outstanding in the aggregate under the note.

   In February 1999, John Dorman, our Chairman, Chief Executive Officer and President, exercised a stock purchase right to purchase an aggregate of 115,000 shares of common stock. Mr. Dorman paid the $1.00 exercise price per share in cash.

Other Transactions

   In September 1999, we entered into a software license and customization agreement with HNC Software Inc. A member of our board of directors is also the Chairman of the Board and former Chief Executive Officer of HNC Software Inc. We are obligated under the agreement to pay HNC Software Inc. a total of $1.5 million in licensing and software customization fees.

   We have entered into an indemnification agreement with each of our executive officers and directors.

                                  PROPOSAL TWO

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

   In June 1999, the Board of Directors appointed the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants. The appointment of this firm was recommended to the Board by its audit committee. A proposal to ratify that appointment will be presented at the annual meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

   The Board of Directors recommends a vote "FOR" the ratification of the appointment of PricewaterhouseCoopers LLP as our independent accountants for the fiscal year ending December 31, 2000.

                                 MISCELLANEOUS

Security Ownership of Certain Beneficial Owners and Management

   The common stock is our only outstanding class of voting securities. The following table sets forth the amount and percent of shares of common stock which, as of March 31, 2000, are deemed under the rules of the Securities and Exchange Commission to be "beneficially owned" by each member of our Board of Directors, by each nominee to become a member of the Board of Directors, by each of our executive officers named in the Summary Compensation Table, by all directors, nominees and executive officers as a group, and by any person or "group" (as that term is used in the Securities Exchange Act of 1934, as amended) known to us as of that date to be a "beneficial owner" of more than 5% of the outstanding shares of our common stock.

                                                Number of
                                                  Shares    Percentage of  All
                                               Beneficially    Common Stock
Name of Beneficial Owner                          Owned        Outstanding
------------------------                       ------------ ------------------
Nasser J. Kazeminy............................  1,059,692
AND
Exponential Partners II Limited Partnership...  1,986,413
                                                ---------
Total for Nasser J. Kazeminy and Exponential
 Partners II Limited Partnership(1)...........  3,046,105          13.2%
Entities affiliated with Menlo Ventures(2)....  2,375,653          10.3%
John Jarve(2).................................  2,375,653          10.3%
Brady L. "Tripp" Rackley III(3)...............  1,737,000           7.5%
Brady L. Rackley(4)...........................  1,634,545           7.1%
HarbourVest Partners V-Direct Fund, L.P.(5)...  1,542,250           6.7%
Noro-Moseley Partners IV, L.P.(6).............  1,322,446           5.7%
Paul Fiore(7).................................    759,217           3.3%
John Dorman(8)................................    387,290           1.7%
James McGuire.................................     89,649             *
Robert North(9)...............................     34,531             *
Steve Zarate(10)..............................    115,997             *
Kevin McDonnell(11)...........................     46,039             *
Steve Reich(12)...............................     69,999             *
All directors and executive officers as a
 group (11 persons)...........................  6,377,091          27.6%

--------
  * Less than 1%
 (1) The address of record for Nasser J. Kazeminy is 760 Island Drive, Palm Beach, Florida 33480. The address of record for Exponential Partners II Limited Partnership is 400 South Fourth Street, Suite 1700, Las Vegas, Nevada 89101. This information was obtained from a Schedule 13G filed with the SEC on January 10, 2000, combined with additional information from the transfer agent for our common stock. Nasser J. Kazeminy is the sole limited partner of Exponential Partners II Limited Partnership and the sole member of NJK Investments, LLC, which is the sole general partner of Exponential Partners II Limited Partnership.
 (2) The address of record for Menlo Ventures is 3000 Sand Hill Road, Building 4, Suite 100, Menlo Park, California 94025. The address of record for John Jarve is Digital Insight Corporation, 26025 Mureau Road, Calabasas, California 91302. This information was obtained from a Schedule 13G filed with the SEC on February 1, 2000. Number of shares consists of 2,276,836 shares held by Menlo Ventures VII, L.P., and 98,817 shares held by Menlo Entrepreneurs Fund VII, L.P. John Jarve, a director of Digital Insight, is a managing member of MV Management VII, LLC, which is the general partner of Menlo Ventures VII, L.P. and Menlo Entrepreneurs Fund VII, L.P. Along with Thomas H. Bredt, Sonja L. Hoel, Douglas C. Carlisle, Mark A. Siegel, Michael D. Laufer and H. Dubose Montgomery, the other six managing members of MV Management VII, LLC, Mr. Jarve has shared voting and dispositive authority over the shares held by Menlo Ventures and its affiliates. Mr. Jarve and the other six managing members disclaim beneficial ownership of the shares held by these entities except to the extent of their proportionate pecuniary interests therein.

 (3) The address of record for Brady L. "Tripp" Rackley III is Digital Insight Corporation, 26025 Mureau Road, Calabasas, California 91302. Mr. Rackley has served as Vice Chairman and director of Digital Insight since the closing of Digital Insight's acquisition of nFront, Inc.
 (4) The address of record for Brady L. Rackley is 7075 Greatwood Trail, Alpharetta, Georgia 30005. The amounts shown in the table include 38,358 shares beneficially owned by Mr. Rackley's wife, Katharine S. Rackley, 421,946 shares beneficially owned by The Katharine Rackley Grantor Retained Annuity Trust and 421,946 shares beneficially owned by The Brady Rackley Grantor Retained Annuity Trust. Mr. Rackley disclaims beneficial ownership of shares held by Ms. Rackley.
 (5) The address of record for HarbourVest Partners V-Direct Fund, L.P. is One Financial Center, 44th Floor, Boston, Massachusetts 02111. As disclosed on a Schedule 13G--Amendment No. 1 filed with the SEC on February 11, 2000, HarbourVest Partners, LLC is the managing member of HarbourVest Partners V-Direct Associates L.L.C., which is the general partner of HarbourVest Partners V-Direct Fund L.P. HarbourVest Partners V-Direct Fund L.P. is the record and ultimate owner of 1,542,250 shares of our common stock. HarbourVest Partners, LLC, in its capacity as managing member of the general partner of HarbourVest Partners V-Direct Fund L.P., has the sole power to vote and dispose of the securities held by HarbourVest Partners V-Direct Fund L.P. Messrs. Edward W. Kane and D. Brooks Zug are Managing Members of HarbourVest Partners, LLC. As such, they share the voting control of HarbourVest Partners, LLC. While neither of them owns of record any shares of our company, as the result of their positions, Messrs. Kane and Zug may be deemed to be beneficial owners of and to have the power to exercise or to direct the exercise of voting and/or dispositive power with respect to these shares. Messrs. Kane and Zug disclaim beneficial ownership over any of these shares except to the extent of their proportionate pecuniary interests therein.
 (6) The address of record for Noro-Moseley Partners IV, L.P. is 9 North Parkway Square, 4200 Northside Parkway, Atlanta, Georgia 30327. Number of shares includes 28,950 shares subject to a presently exercisable warrant.
 (7) Number of shares includes 309,250 shares of common stock issued upon exercise of a stock purchase right, 212,609 shares of which are subject to a repurchase option held by Digital Insight as of March 31, 2000.
 (8) Number of shares includes 232,290 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.
 (9) Number of shares consists of 29,531 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.
(10) Number of shares includes 85,997 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.
(11) Number of shares includes 36,039 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.
(12) Number of shares includes 31,249 shares of common stock issuable upon exercise of options exercisable within 60 days of March 31, 2000.

Stockholder Proposals

   We expect to hold our 2001 annual meeting of stockholders in May 2001. Rules of the Securities and Exchange Commission require that any proposal by a stockholder of the Company for consideration at the 2001 annual meeting of stockholders must be received by us no later than March 1, 2001 if any such proposal is to be eligible for inclusion in our proxy materials for our 2001 annual meeting. Under such rules, we are not required to include stockholder proposals in our proxy materials unless certain other conditions specified in such rules are met.

   In order for a stockholder to bring any business or nominations before the 2000 annual meeting of stockholders, certain conditions set forth in Section
2.14 of our bylaws must be complied with, including delivery of notice to us not less than 60 days prior to the meeting as originally scheduled. However, in the event that less than 65 days notice or public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be received not later than the close of business on the

7th day following the date on which such notice of the date of meeting was mailed or such public disclosure was made.

Other Matters

   Our management is not aware of any other matter to be presented for action at the annual meeting other than those mentioned in the notice of annual meeting of stockholders and referred to in this Proxy Statement. If any other matters properly come before the meeting, it is the intention of the proxy holders to vote in their discretion on such matters pursuant to the authority granted in the proxy and permitted under applicable law.

Form 10-K and Annual Report to Stockholders

   Enclosed with this Proxy Statement are our Annual Report and our report on Form 10-K for the fiscal year ended December 31, 1999. The Annual Report and the 10-K are enclosed for the convenience of stockholders only and should not be viewed as part of the proxy solicitation material. If any person who was a beneficial owner of our common stock on the record date for the 2000 annual meeting desires additional copies of our Annual Report or 10-K, such copies will be furnished without charge upon receipt of a written request. The request should identify the person making the request as a stockholder of the company and should be directed to:

                          DIGITAL INSIGHT CORPORATION
                               26025 Mureau Road
                          Calabasas, California 91302
                            Attn: Investor Relations

   Telephone requests may be directed to the Investor Relations Desk at (877) 275-3446 (i.e. (877) ASK-DGIN).

Cost of Soliciting Proxies

   The expenses of preparing and mailing the notice of annual meeting, the Proxy Statement and the proxy card(s) will be paid by Digital Insight. In addition to the solicitation of proxies by mail, proxies may be solicited by our directors, officers and employees (who will receive no additional compensation) by personal interviews, telephone, telegraph and facsimile. We have not retained, and do not intend to retain, any other entities to assist in the solicitation of proxies. It is anticipated that banks, custodians, nominees and fiduciaries will forward proxy soliciting material to beneficial owners of our common stock and that such persons will be reimbursed by us for their expenses incurred in so doing.

                             [Front of proxy card]


                                     PROXY

                          DIGITAL INSIGHT CORPORATION

                               26025 Mureau Road
                         Calabasas, California 91302

                      SOLICITED BY THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING OF STOCKHOLDERS

     The undersigned hereby appoints John Dorman and Kevin McDonnell, and each of them, with full power of substitution, as proxies, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of Digital Insight Corporation (the "Company") held of record by the undersigned on March 31, 2000, at the annual meeting of stockholders to be held on May 11, 2000 and any adjournments thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. ON SUCH OTHER MATTERS THAT MAY COME PROPERLY BEFORE THE MEETING, THIS PROXY WILL BE VOTED AS SAID PROXIES DEEM ADVISABLE.

     PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE      CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SEE REVERSE
   SIDE                                                              SIDE

                             [Back of proxy card]

[X]   Please mark votes as in this example

1.  ELECTION OF DIRECTORS:

    Nominees:  (01) Brady L. "Tripp" Rackley III
               (02) Kevin McDonnell

    [_]   FOR each of the nominees listed    [_]  WITHHOLD AUTHORITY to vote for
           above                                   both of the nominees listed
                                                   above

    [_] _______________________________________________________________
        If you wish to withhold authority to vote for either individual nominee, write the nominee's name or number on the line above.


2. RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

     [_]   FOR                   [_]   AGAINST               [_]   ABSTAIN

3. In their discretion, the proxies are authorized to vote upon any other business that may properly come before the meeting.

[_]   Mark here if you plan to attend the annual meeting

[_]   Mark here for address change and note at left

Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature:  _______________________________  Date:  ________________

Signature:  _______________________________  Date:  ________________